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                                                                   EXHIBIT 23.1


            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


   We consent to the incorporation by reference in Registration Statement Nos. 333-75420, 333-75422, 333-39690, 333-42753, 333-42747, 333-00537, 033-60169,
033-69922 and 033-33373 of Datascope Corp. on Form S-8 of our report dated September 13, 2005 relating to the financial statements and financial statement schedule of Datascope Corp and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Datascope Corp. for the year ended June 30, 2005.


Deloitte & Touche LLP

Parsippany, New Jersey
September 13, 2005